UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Magnum Hunter Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	86-0879278
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 910 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
10.25% Series C Cumulative Perpetual Preferred Stock	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:  333-161937.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.25% Series C Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of Magnum Hunter Resources Corporation, a Delaware corporation (the “Registrant”).  The description of the Series C Preferred Stock to be registered hereunder is set forth under the caption “Description of Series C Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series C Preferred Stock (the “Prospectus Supplement”) to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-161937), as amended, which became effective as of October 15, 2009.  The Prospectus Supplement, including the description of the Series C Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference from Petro Resource Corporation’s Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.1
Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 10, 2007 (incorporated by reference from Petro Resources Corporation’s Quarterly Report on Form 10-QSB filed on August 14, 2007).

3.2	Amended and Restated Bylaws of the Registrant dated April 14, 2006 (incorporated by reference from Petro Resource Corporation’s Registration Statement on Form SB-2 filed on March 21, 2006).
3.2.1	Amendment to Bylaws of the Registrant (incorporated by reference from Petro Resource Corporation’s Amendment No. 1 to Registration Statement on Form SB-2 filed on June 9, 2006).
3.2.2
Amendment to Bylaws of the Registrant dated October 12, 2006 (incorporated by reference from Petro Resources Corporation’s Amendment No. 1 to Registration Statement on Form SB-2 filed on September 21, 2007).

4.1	Certificate of Designations relating to Series C Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Magnum Hunter Resources Corporation

By:	/s/ Gary C. Evans
Gary C. Evans Chairman
Date: December 10, 2009

EXHIBIT INDEX

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference from Petro Resource Corporation’s Registration Statement on Form SB-2 filed on March 21, 2006).
3.1.1
Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 10, 2007 (incorporated by reference from Petro Resources Corporation’s Quarterly Report on Form 10-QSB filed on August 14, 2007).

3.2	Amended and Restated Bylaws of the Registrant dated April 14, 2006 (incorporated by reference from Petro Resource Corporation’s Registration Statement on Form SB-2 filed on March 21, 2006).
3.2.1	Amendment to Bylaws of the Registrant (incorporated by reference from Petro Resource Corporation’s Amendment No. 1 to Registration Statement on Form SB-2 filed on June 9, 2006).
3.2.2
Amendment to Bylaws of the Registrant dated October 12, 2006 (incorporated by reference from Petro Resources Corporation’s Amendment No. 1 to Registration Statement on Form SB-2 filed on September 21, 2007).

4.1	Certificate of Designations relating to Series C Preferred Stock